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                                                                    EXHIBIT 99.2


                              MWC HOLDINGS, INC.
                             2501 WOODLAKE CIRCLE
                            OKEMOS, MICHIGAN 48864

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON TUESDAY, JULY 2, 1996



The undersigned holder of shares of Common Stock of MWC Holdings, Inc. hereby appoints Paul S. Levy, Marcos A. Rodriguez and Richard W. Tuley, and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Special Meeting of Stockholders to be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, 43rd Floor, New York, New York on Tuesday, July 2, 1996 at 10:00 a.m., local time, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

This Proxy, if signed and returned, will be voted as specified on the reverse side. If no specification is made, your shares will be voted FOR approval and adoption of the Agreement and Plan of Merger and the transactions contemplated thereby.

IMPORTANT:  PLEASE MARK AND SIGN ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

                              (SEE REVERSE SIDE)

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                                                                                                                   Please mark
                                                                                                                 your vote as  /X/
                                                                                                                    in this
                                                                                                                     example




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

                                                                FOR    AGAINST   ABSTAIN
1. To approve and adopt the Agreement and Plan of Merger,       /  /    /  /      /  /        MARK HERE IF YOU PLAN TO ATTEND
   dated as of March 28, 1996, between MWC Holdings, Inc.                                     THE MEETING                      /  /
   and Hayes Wheels International, Inc., and the transactions contemplated thereby.

                                                                                              The undersigned acknowledges receipt
2. In their discretion upon such other matters as may                                         of the Notice of Special Meeting of
   properly come before the meeting.                                                          Stockholders to be held on Tuesday,
                                                                                              July 2, 1996 and the related Joint
                                                                                              Proxy Statement/Prospectus.

                                                                                              Please sign exactly as name(s) appear
                                                                                              hereon.  Joint owners should each
                                                                                              sign.  Executors, administrators,
                                                                                              trustees, etc., should give full title
                                                                                              as such.  If signer is a corporation,
                                                                                              please sign full corporate name by
                                                                               ______         duly authorized officer.  PLEASE SIGN,
                                                                                    |         DATE AND MAIL THIS PROXY PROMPTLY
                                                                                    |         whether or not you expect to attend
                                                                                              the meeting.  You may nevertheless
                                                                                              vote in person if you do attend.






Signature(s) ____________________________________________________________________________________        Date______________________
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